Exhibit 10.10

EMPLOYMENT AGREEMENT

THIS PERSONAL EMPLOYMENT AGREEMENT (the “Agreement”) is made this 1st day of June 2021, by and between of Lendbuzz Ltd. company registration number 51-633305-1, a company having its principal place of business at 40 Tagor St., Tel Aviv, Israel (the “Company”), and Dan Raviv (I.D. No. [***]) (the “Employee”).

WHEREAS,	the Company wishes to employ the employee in the position of CTO, as set forth hereunder; and

WHEREAS,	the Employee has declared that he has the required knowledge, experience and expertise to fulfill the said position under the terms set forth herein; and

WHEREAS,

the Company wishes, based on the Employee’s aforementioned declaration, to employ the Employee, and the Employee wishes to be employed by the Company, as of the Commencement Date (as such term is defined hereunder); and

WHEREAS,	the parties desire to state the entire terms and conditions of the Employee’s employment by the Company, as set forth below.

NOW, THEREFORE, in consideration of the mutual premises, covenants and other agreements contained herein, the parties hereby agree as follows:

1.	Contents of Agreement/Definitions

1.1.	The preamble and the exhibits to this Agreement constitute an integral part hereof and are hereby incorporated by reference.

1.2.	The headings in this Agreement are for the purpose of convenience only and shall not be used for the purposes of interpretation.

1.3.

This Agreement is in lieu of the notification of the terms of employment pursuant to the Notice to Employee Law (Terms of Employment), 5762-2002, and it includes all the information which the Company is obligated by law to provide to the Employee.

1.4.	The Employee represents that no provision of any law, regulation, agreement or other document prohibits him from entering into this Agreement.

1.5.	References to the masculine gender shall include the feminine, unless the context otherwise requires.

2.	Employment and Position

2.1.

Employee’s employment with the Company shall commence as of the commencement date set forth in Exhibit A hereto (the “Commencement Date”) and shall continue for an unfixed period of time until terminated in accordance with the provisions of this Agreement.

2.2.

Company hereby agrees to employ Employee and Employee hereby agrees to be employed by Company in the position as described in Exhibit A hereto (the “Position”). The Company may, at its sole discretion, change the Position, the content of the position and its definitions, and/or to ask the Employee to render services out of the scope of the Position.

2.3.

Employee shall report regularly to the person set forth in Exhibit A hereto, or to any other person or position as Company, at its sole discretion, shall instruct the Employee from time to time (the “Supervisor”).

3.	Employee’s Duties

Employee affirms and undertakes throughout the term of this Agreement:

3.1.

To devote his entire working time, know-how, expertise, talent, experience and best efforts to the business and affairs of the Company and to the performance of his duties to the Company, to perform and discharge well and faithfully, with devotion, honesty and fidelity, his obligations pursuant to his Position, and to comply with all the Company’s disciplinary regulations, work rules, policies, procedures and objectives, as may be determined by the Company from time to time.

3.2.	To travel abroad from time to time if and as may be required pursuant to his Position.

3.3.

Not to receive, at any time, whether during the term of this Agreement and/or at any time thereafter, directly or indirectly, any payment, benefit and/or other consideration, from any third party in connection with his employment with the Company, without the Company’s prior written authorization.

3.4.

To immediately and without delay inform the Company of any affairs and/or matters that might constitute a conflict of interest with Employee’s Position and/or employment with Company and/or the interests of the Company.

3.5.

Not, without the prior written consent of the Company, to undertake or accept any other paid or unpaid employment or occupation or engage in or be associated with, directly or indirectly, any other businesses, duties or pursuits except for de minimis non-commercial or non-business activities.

3.6.	To adhere to any applicable law or provision, pertaining to his employment.

3.7.	To protect the good name of the Company and not to perform any act that may bring the Company into disrepute.

3.8.	To comply with the Company’s Policy for Prevention of Sexual Harassment at the Workplace, as appears on the Company’s Notice Board, and undertakes to act in accordance with said policy.

3.9.	To keep the contents of this Agreement confidential and not to disclose the existence or contents of this Agreement to any third party without the prior written consent of the Company.

4.	Working Hours and Location

4.1.	Location

The Employee will work at the premises of the Company, wherever they shall be located from time to time, or any other reasonable location, as decided by the Company in its sole discretion.

4.2.

Hours and Days of Work: In general, work for the Company shall be performed on Sunday through Thursday, unless determined and instructed otherwise by the Company, as set forth hereunder. A regular workday with the Company shall consist of 9.1 hours, including a 30-minute daily break which shall be taken by the Employee, and which shall be the Employee’s responsibility to take. Thursday shall be considered the Company’s nominated short day which shall consist of 8.1 hours including a 30 minutes’ break (the “Short Day”). The Company may, at its sole discretion and according to business requirements to change the Short day, in which case employees will be notified in advance. Saturday (Shabbat) shall be the Employee’s recognized and official rest day.

4.3.

Notwithstanding the above, the position the Employee is to hold within the Company is a management position which requires a special measure of personal trust and/or of such a nature that the Company cannot supervise his hours of work. Therefore, the provisions of the Hours of Work and Rest Law - 1951 shall not apply to the Employee. The Employee may be required, from time to time and according to the work load demanded of him, to work beyond the regular working hours and he shall not be entitled to any additional consideration for work during overtime hours and/or on days that are not regular business days, except as may be specified in this Agreement. The Employee acknowledges and agrees that the Salary and the compensation set for him hereunder include a proper and just reward for the requirements of his position and status and the obligation to work at irregular hours of the day.

5.	Consideration, Benefits and Payments

5.1.	Salary

5.1.1.

As payment for the fulfillment of the obligations set forth herein, the Company shall pay to Employee the compensation set forth in Exhibit A, including a monthly salary in the aggregate amount set forth therein (“Monthly Salary”) which shall be comprised of a base salary in the amount set forth in Exhibit A hereto (“Base Salary”), and the Global Overtime Pay. The Monthly Salary shall be paid to the Employee no later than the 9th day of the following month.

5.1.2.

The Monthly Salary shall be paid to the Employee no later than the 9th day of the following month. The Company shall deduct all required taxes and similar payments from the Monthly Salary and from all other payments made to the Employee.

5.2.	Pension Insurance

5.2.1.

The Company and the Employee will obtain and/or continue to maintain Managers Insurance and/or Pension Fund according to the Employee’s choice (“Pension Insurance”). The contribution to the Pension Insurance shall be as follows: (i) the Company shall contribute an amount equal to 6.5% of the Monthly Salary payment for premium payments (the “Company Contribution”) and an additional 8.33% of the Monthly Salary payment for severance payments; and (ii) the Employee shall contribute 6% of the Monthly Salary payment toward the premiums payable in respect of a Pension Insurance.

5.2.2.

The Employee hereby instructs the Company to transfer to the Pension Insurance the amounts of the Employee’s and the Company’s contributions from each Monthly Salary payment, on account of the Pension Insurance.

5.2.3.

In the event the Employee elects to obtain Managers Insurance, the Company Contribution shall include payments toward a Disability Insurance (“Ovdan Kosher Avoda”), which may be included within the Managers Insurance Policy, for the exclusive benefit of the Employee, provided that the Company’s contribution towards premium payments shall not be less than 5%. For the removal of any doubt, it is hereby clarified that the Company Contribution together with any payments towards Disability Insurance shall not exceed 7.5% of the Employee’s Monthly Salary.

5.2.4.

It is hereby agreed that upon termination of employment under this Agreement, the Company shall release to the Employee all amounts accrued in the Insurance Policy on account of both the Company’s and Employee’s Contributions. The Company waives any right that it may have for the repayment of any monies paid by it to the Pension Insurance, unless the right of Employee to severance has been revoked by a judicial decision, under Section 16 or 17 of the Severance Pay Law, 1963 (to the extent of such revocation) or in the event that the Employee withdraws monies from the Pension Insurance in circumstances other than an “Entitling Event”, (i.e., death, disablement or retirement at the age of 60 or over) - the Employee shall not be entitled to any Severance Pay.

5.2.5.

It is hereby clearly agreed and understood that the amounts accrued in the Pension Insurance Policy shall be in lieu and in full and final substitution of any severance pay the Employee shall be or become entitled to under any applicable Israeli law. This section is in accordance with Section 14 of the Severance Pay Law, and the General Approval of the Labor Minister, dated June 30, 1998, issued in accordance to the said Section 14, a copy of which is attached hereby as Exhibit C.

5.3.	Advanced Study Fund - Keren Hishtalmut

5.3.1.	The Company and the Employee shall open and maintain a Keren Hishtalmut (the “Fund”). Use of these funds shall be in accordance with the by-laws of the fund.

5.3.2.

The Company shall contribute to the Fund an amount equal to seven and a half percent (7.5%) and the Employee shall contribute to such Fund an amount equal to two and a half percent (2.5%) of each Monthly Salary payment.

5.3.3.	It is hereby clarified that the Company contribution shall not exceed the tax-exempt ceiling as shall be from time to time.

5.4.	Travel Expenses Reimbursement

5.4.1.	The Company shall reimburse Employee for expenses incurred in connection with his travel to and from work, in the amount of up to the amount set forth in Exhibit A hereto.

5.5.	Annual Vacation

Employee shall be entitled to paid vacation days during each year of Employee’s employment in the amount set forth in Exhibit A hereto (the “Annual Allowance”). Taking of vacation days shall be coordinated in advance with the Company. Employee shall be obligated to take at least five (5) paid vacation days during each year of Employee’s employment, as prescribed by law. Employee may accumulate vacation days by carrying up to 10 unused vacation days forward to the next year provided that at any given time the Employee shall not be entitled to accumulate any more than the Maximum Amount as set forth in Exhibit A hereto (including statutory vacation allowance) (the “Maximum Amount”). Notwithstanding, any unused vacation days exceeding the Maximum Amount shall be forfeited and are not redeemable in any event.

5.6.

Sick Leave. Employee shall be entitled to such number of working days of paid Sick Leave during each year of employment, as provided by Israeli Labor Law, as set forth in Exhibit A hereto. Notwithstanding, ex gratia, the Company shall pay the Employee’s full salary as of the first day of illness.

5.7.	Dmey Havra’ah (Convalescence Pay). The employee shall be entitled to “Dmey Havra’ah” in accordance with any applicable law.

5.8.	Reserve Duty. The Employee shall bring to the attention of his supervisor any call-up order for military reserve duty immediately upon receipt of the order.

5.9.	Company’s Laptop

5.9.1.

The Employee shall receive a Company Laptop for the purpose of performing the Employee’s duties under this Agreement per the Employee’s Position. Use of the Company’s Laptop shall be in accordance with the Company’s Computer Policy (as defined herein) and per the Company’s instruction.

5.9.2.

Employee shall return the Company Laptop (together with its equipment supplied and/or installed therein by Company) to Company’s principal office upon termination of Employee’s employment with Company. Employee shall have no rights of lien or possession with respect to the Company Laptop and/or any other equipment relating thereto as above mentioned.

5.9.3.

The Company shall be entitled to instruct the Employee to return the Company Laptop to Company’s principal office per the Company’s business needs, at the Company’s sole discretion. The Company may instruct the Employee to return the Company Laptop during the Notice Period, during vacation, during unpaid leave, etc.

6.	Meal Expenses

6.1.1.

The Employee shall be entitled to receive an allowance for lunch, in the amount set forth in Exhibit A hereto (the “Meal Expenses”). The Meal Expenses shall be subject to the Company’s policy and limitations and may be modified from time to time in the Company’s sole discretion. The Employee shall bear and be liable for any and all tax imposed in connection with the Meal Expenses.

7.	Confidentiality, Non-Compete and Proprietary Rights

The Employee shall, simultaneously herewith, execute the Confidential, Non-Compete and Proprietary Rights Agreement, attached hereto as Exhibit B. For the removal of any doubt, execution of such Confidential, Non-Compete and Proprietary Rights Agreement by the Employee - is a condition precedent to this Agreement becoming effective.

8.	Term and Termination of Employment

8.1.

Employee’s employment under this Agreement shall commence on the Commencement Date and remain in term for an unfixed period of time. Notwithstanding, either party may terminate the Employee’s employment by providing prior written notice in the number of days set forth in Exhibit A hereto (the “Notice Period”). Without derogating from the rights of the Company under this Agreement and/or any applicable law, the Company may terminate this Agreement forthwith with immediate effect, at any time, by paying to the Employee the legally required compensation in lieu of the Notice Period.

8.2.

Notwithstanding the aforementioned, the Company shall be entitled to terminate this Agreement forthwith with immediate effect, at any time, by providing notice thereof to Employee, where said termination is a termination for Cause (as defined below). In such event, without derogating from the rights of the Company under this Agreement and/or any applicable law, Employee shall not be entitled to any Notice Period or any payment in lieu of any Notice Period.

The following reasons shall be deemed Cause:

(i)	the Employee commits a fundamental breach of this Agreement, including a breach of his covenants in Exhibit B hereto;

(ii)	the Employee performs any act that entitles the Company legally to dismiss him without paying him any severance pay in connection with such dismissal;

(iii)	the Employee breaches his duty of good faith to the Company; or

(iv)	the Employee’s intentional gross misconduct in the performance of his obligations under this Agreement in a manner that causes (or is likely to cause) material harm to the Company.

8.3.

During the Notice Period, whether notice has been given by the Employee or by the Company, the Employee shall continue to render his services to the Company unless instructed otherwise by the Company, and shall cooperate with the Company and use his best efforts to assist the integration into the Company organization of the person or persons who will assume the Employee’s responsibilities.

9.	General Provisions

9.1.

The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or breach of any agreement or other instrument to which he is a party or by which he is bound, including without limitation, any confidentiality or non-competition agreement, (ii) do not require the consent of any person or entity, and (iii) shall not utilize during the term of Employee’s employment any proprietary information of any third party, including prior employers of the Employee.

9.2.	Employee shall not be entitled to any additional bonus, payment or other compensation in connection with Employee’s employment with Company, other than as provided in this Agreement.

9.3.

Company’s failure or delay in enforcing any of the provisions of this Agreement shall not, in any way, be construed as a waiver of any such provisions, or prevent Company thereafter from enforcing each and every other provision of this Agreement which were previously not enforced.

9.4.

This Agreement constitutes the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both parties hereto.

9.5.

All notices, requests and other communications to any party hereunder shall be given or made in writing and shall be delivered by E-Mail to the respective party as such party may hereafter specify for the purpose of notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified herein.

Employee’s email address: [***]	Employer’s email address: [***]

9.6.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of Israel without giving effect to principles of conflicts of law and the courts of Israel, District of Tel Aviv, shall have exclusive jurisdiction over the parties hereto and subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first appearing above.

/s/ Dan Raviv	/s/ Dan Raviv
Lendbuzz Ltd.	Dan Raviv

Exhibit A

to the Personal Employment Agreement by and between

Lendbuzz Ltd. and the Employee whose name is set forth herein

IN THE EVENT THAT ANY DETAILS SET FORTH IN THIS EXHIBIT ARE NOT IN ACCORDANCE WITH THE EMPLOYMENT AGREEMENT, THE TERMS SET FORTH IN THE EXHIBIT HEREUNDER SHALL SUPERSEDE THE TERMS SET FORTH IN THE AGREEMENT, AND APPLY TO THE TERMS OF EMPLOYMENT OF THE EMPLOYEE.

Name of Employee:	Dan Raviv

ID No. of Employee:	[***]

Address of Employee:	[***]

Position in the Company:	CTO

Supervisor:	CEO

Commencement Date:	June 1st, 2021

Scope of Employment:	100%

Notice Period:	30 days

Salary:

For the month of June 2021, a salary of US$ 20,833.

As of July 1st, 2021, and during the term of this Agreement, an annual salary of US$ 180,000 per year, payable on a monthly basis (i.e., US$ 15,000 per each month of employment)

The Salary shall be payable in NIS in accordance with the official exchange rate of Bank of Israel at the end of each calendar month for which the Salary is being paid.

No. of overtime hours per month (in average)	35

Vacation Days Per Year:	21

Maximum Amount of accrued vacation days	Annual Allowance

Sick days	Per applicable law

Convalesce Pay	Per applicable law

Pension Fund:	☒ Entitled

Laptop	☒ Entitled

Meal Expenses	NIS 1,000 per month via “10Bis”

Travel Expenses	Per applicable law

/s/ Dan Raviv	/s/ Dan Raviv
Lendbuzz Ltd.	Dan Raviv

EXHIBIT B

PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT